                                                                      EXHIBIT 11

                         BECTON, DICKINSON AND COMPANY

                       COMPUTATION OF EARNINGS PER SHARE

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992
               (ALL AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                    1994      1993      1992
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           PRIMARY EARNINGS PER SHARE
           --------------------------
Net income:
Income before cumulative effect of accounting
 changes........................................  $227,174  $212,840  $200,753
Less preferred stock dividends..................    (3,711)   (3,800)   (2,545)(A)
                                                  --------  --------  --------
Income before cumulative effect of accounting
 changes applicable to common stock.............   223,463   209,040   198,208
Cumulative effect of accounting changes, net of
 taxes..........................................       --   (141,057)      --
                                                  --------  --------  --------
Net income applicable to common stock...........  $223,463  $ 67,983  $198,208
                                                  ========  ========  ========
Shares:
   Average shares outstanding...................    72,237    75,833    75,676
   Add dilutive stock equivalents from stock
    plans.......................................     1,096     1,097     1,352
                                                  --------  --------  --------
   Weighted average number of common and common
    equivalent shares outstanding during the
    year........................................    73,333    76,930    77,028
                                                  ========  ========  ========
Earnings per share:
Income before cumulative effect of accounting
 changes........................................     $3.05     $2.71     $2.57
Cumulative effect of accounting changes, net of
 taxes..........................................       --      (1.83)      --
                                                  --------  --------  --------
Net income......................................     $3.05     $ .88     $2.57
                                                  ========  ========  ========
      FULLY DILUTED EARNINGS PER SHARE (B)
      ------------------------------------
Net income:
Income before cumulative effect of accounting
 changes applicable to common stock.............  $223,463  $209,040  $198,208
Add preferred stock dividends using the "if
 converted" method..............................     3,711     3,800     2,545 (A)
Less additional ESOP contribution, using the "if
 converted" method..............................    (1,540)   (1,652)   (1,735)
                                                  --------  --------  --------
Income before cumulative effect of accounting
 changes for fully diluted earnings per share...   225,634   211,188   199,018
Cumulative effect of accounting changes, net of
 taxes..........................................       --   (141,057)      --
                                                  --------  --------  --------
Net income for fully diluted earnings per share.  $225,634  $ 70,131  $199,018
                                                  ========  ========  ========
Shares:
   Average shares outstanding...................    72,237    75,833    75,676
   Add:
     Dilutive stock equivalents from stock
      plans.....................................     1,949     1,106     1,522
     Shares issuable upon conversion of pre-
      ferred stock..............................     1,528     1,576     1,600
                                                  --------  --------  --------
   Weighted average number of common shares used
    in calculating fully diluted earnings per
    share.......................................    75,714    78,515    78,798
                                                  ========  ========  ========
Fully diluted earnings per share:
Income before cumulative effect of accounting
 changes........................................     $2.98     $2.69     $2.53
Cumulative effect of accounting changes, net of
 taxes..........................................       --      (1.80)      --
                                                  --------  --------  --------
Net income......................................     $2.98     $ .89     $2.53
                                                  ========  ========  ========

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(A) Net of tax benefit.
(B) Excluding the assumed conversion of preferred shares in 1993 would yield the following results: Income before cumulative effect of accounting changes: $2.71; Cumulative effect of accounting changes, net of taxes:
    ($1.83); and Net income: $.88.